Exhibit 99.1

Release:	4:05 P.M. April 18, 2024

212-365-6721

IR@MCBankNY.com

Metropolitan Bank Holding Corp. Reports First Quarter 2024 Results

Strong commercial bank franchise underscores resiliency in challenging macroeconomic environment

Investment in core banking digital transformation underway to support continued growth

Financial Highlights

●Total deposits at March 31, 2024 were $6.2 billion, an increase of $500.3 million from December 31, 2023 and an increase of $1.1 billion from March 31, 2023.
●Net interest margin expanded 4 basis points to 3.40% for the first quarter of 2024 compared to 3.36% for the fourth quarter of 2023.
●Loans at March 31, 2024 were $5.7 billion, an increase of $94.4 million from December 31, 2023 and $867.5 million from March 31, 2023.
●Diluted earnings per share of $1.46 for the first quarter of 2024, an increase of 14.1% compared to the fourth quarter of 2023, inclusive of $4.9 million of expenses in the first quarter of 2024 related to the Global Payments Group (“GPG”) wind down, regulatory remediation, and the core banking digital transformation.
●Return on average equity of 9.8% and return on average tangible common equity1 of 9.9% for the first quarter of 2024.
●Asset quality continues to be stable and a source of strength.
●Liquidity remains strong. At March 31, 2024, cash on deposit with the Federal Reserve Bank of New York and available secured funding capacity totaled $3.4 billion, which was 222% of uninsured deposit balances.
●The Company and Bank are “well capitalized” across all measures of regulatory capital, with total risk-based capital ratios of 12.9% and 12.6%, respectively, at March 31, 2024, well above regulatory minimums.

1 Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 11.

NEW YORK, April 18, 2024 ‒ Metropolitan Bank Holding Corp. (the “Company”) (NYSE: MCB), the holding company for Metropolitan Commercial Bank (the “Bank”), reported net income of $16.2 million, or $1.46 per diluted common share, for the first quarter of 2024 compared to $14.6 million, or $1.28 per diluted common share, for the fourth quarter of 2023, and $25.1 million, or $2.25 per diluted common share, for the first quarter of 2023.

Mark DeFazio, President and Chief Executive Officer, commented,

“As the only true mid-sized commercial bank headquartered in NYC, we continue to deliver strong returns for our shareholders while simultaneously and diligently preparing the bank for the future. We are ready, willing, and able to support our clients with our strong capital position and outstanding liquidity, supported by a continued focus on risk management.”

Balance Sheet

Total cash and cash equivalents were $534.4 million at March 31, 2024, an increase of $264.9 million, or 98.3%, from December 31, 2023 and an increase of $234.9 million, or 78.4%, from March 31, 2023. The increase from December 31, 2023, primarily reflected the $500.3 million increase in deposits partially offset by the $139.0 million decrease in wholesale funding and $94.4 million net deployment into loans. The increase from March 31, 2023, primarily reflected the $1.1 billion increase in deposits partially offset by the $867.5 million net deployment into loans.

Total loans, net of deferred fees and unamortized costs, were $5.7 billion, an increase of $94.4 million, or 1.7%, from December 31, 2023, and an increase of $867.5 million, or 17.9%, from March 31, 2023. Loan production was $269.6 million for the first quarter of 2024 compared to $342.5 million for the prior linked quarter and $265.4 million for the prior year period. The increase in total loans from December 31, 2023 was due primarily to an increase of $93.4 million in commercial real estate (“CRE”) loans (including owner-occupied). The increase in total loans from March 31, 2023 was due primarily to an increase of $641.4 million in CRE loans (including owner-occupied) and $122.5 million in commercial and industrial loans.

Total deposits were $6.2 billion at March 31, 2024, an increase of $500.3 million, or 8.7%, from December 31, 2023, and an increase of $1.1 billion, or 21.5%, from March 31, 2023. The increase from December 31, 2023, was due primarily to an increase of $136.3 million in retail deposits, $101.9 million in municipal deposits, $98.7 million in property manager deposits and an aggregate net increase of $163.4 million across other deposit verticals. The increase in deposits from March 31, 2023, was due to broad based increases across most of the various deposit verticals, partially offset by the outflow of crypto-related deposits.

At March 31, 2024, cash on deposit with the Federal Reserve Bank of New York and available secured funding capacity totaled $3.4 billion. The Company and the Bank each met all the requirements to be considered “Well-Capitalized” under applicable regulatory guidelines. Total non-owner-occupied commercial real estate loans were 363.3% of total risk-based capital at March 31, 2024, compared to 368.1% and 357.8% at December 31, 2023 and March 31, 2023, respectively.

Income Statement

Financial Highlights

	Three months ended
	Mar. 31,	Dec. 31,	Mar. 31,
(dollars in thousands, except per share data)	2024	2023	2023
Total revenues(1)	$66,713	$63,555	$65,508
Net income (loss)	$16,203	$14,568	$25,076
Diluted earnings (loss) per common share	$1.46	$1.28	$2.25
Return on average assets(2)	0.91%	0.84%	1.64%
Return on average equity(2)	9.8%	9.0%	17.2%
Return on average tangible common equity(2), (3), (4)	9.9%	9.1%	17.4%

(1)	Total revenues equal net interest income plus non-interest income.
(2)	Annualized.
(3)	Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 11.
(4)	Net income divided by average tangible common equity.

Net Interest Income

Net interest income for the first quarter of 2024 was $59.7 million compared to $57.0 million for the prior linked quarter and $58.5 million for the prior year period. The $2.7 million increase from the prior linked quarter was due primarily to loan growth and increases in loan yields, partially offset by the growth in deposits and increase in the cost of funds. The $1.2 million increase from the prior year period was due primarily to loan growth and increases in loan yields, partially offset by the growth in deposits and increase in the cost of funds.

Net Interest Margin

Net interest margin for the first quarter of 2024 was 3.40% compared to 3.36% and 3.86% for the prior linked quarter and prior year period, respectively. The 46 basis point decrease from the prior year period was driven largely by the shift from non-interest bearing deposits to interest bearing deposits related to the final exit from the crypto-related deposit vertical, the increase in the average balance of borrowed funds and, moreover, the increase in the cost of funds, partially offset by loan growth and the increase in loan yields.

Total cost of funds for the first quarter of 2024 was 330 basis points compared to 314 basis points and 183 basis points for the prior linked quarter and prior year period, respectively. The increase in the cost of funds reflects the continued effects of high short-term interest rates, intense competition, and the shift from non-interest bearing deposits to interest bearing funding related to the final exit from the crypto-related deposit vertical.

Non-Interest Income

Non-interest income was $7.0 million for the first quarter of 2024, an increase of $443,000 from the prior linked quarter and an increase of $30,000 from the prior year period. The increase from the prior linked quarter was driven primarily by an increase in fees associated with letters of credit and other service charges and fees. The increase from the prior linked period was driven primarily by an increase in service charges on deposit accounts and other service charges and fees, partially offset by lower GPG revenue.

Non-Interest Expense

Non-interest expense was $41.9 million for the first quarter of 2024, an increase of $4.8 million from the prior linked quarter and an increase of $10.9 million from the prior year period. The increase from the prior linked quarter was due primarily to $1.8 million in technology costs related to the digital transformation project, and an increase of $1.6 million in compensation and benefits due to severance expenses related to the GPG wind down, as well as seasonally higher employer taxes and benefit costs. At the beginning of 2024, we began implementing an innovative digital transformation project to improve our capabilities and efficiencies for both customer facing and internal processes. In addition, we disclosed that the Company will exit all GPG Banking-as-a-Service relationships, which is expected to be completed during 2024.

The increase from the prior year period was due primarily to an increase of $3.6 million in compensation and benefits due to severance expenses related to the GPG wind down, as well as the increase in number of employees, the $2.5 million reversal of the regulatory settlement reserve recorded in the first quarter of 2023, an increase of $1.7 million in technology costs mainly related to the digital transformation project, and an increase of $1.8 million in professional fees.

Income Tax Expense

The effective tax rate for the first quarter of 2024 was 33.3% compared to 26.7% for the prior linked quarter and 25.9% for the prior year period. The effective tax rate for the first quarter of 2024 reflects unfavorable discrete items related to employee stock compensation. The effective tax rate for the prior linked quarter reflects seasonal annual adjustments. The effective tax rate for the prior year period includes a favorable discrete benefit related to the conversion of stock awards.

Asset Quality

Credit quality remains stable. The ratio of non-performing loans to total loans was 0.91% at March 31, 2024 compared to 0.92% at December 31, 2023 and 0.50% at March 31, 2023, respectively. The allowance for credit losses was $58.5 million at March 31, 2024, an increase of $573,000 from December 31, 2023 and an increase of $10.8 million from March 31, 2023. The increase from the prior linked quarter was due primarily to loan growth. The increase from the prior year period was due primarily to loan growth and a $4.8 million provision recorded in the fourth quarter of 2023 related to a single multifamily loan.

Conference Call

The Company will conduct a conference call at 9:00 a.m. ET on Friday, April 19, 2024, to discuss the results. To access the event by telephone, please dial 800-267-6316 (US), 203-518-9783 (INTL), and provide conference ID: MCBQ124 approximately 15 minutes prior to the start time (to allow time for registration).

The call will also be broadcast live over the Internet and accessible at MCB Quarterly Results Conference Call and in the Investor Relations section of the Company’s website at MCB News. To listen to the live webcast, please visit the site at least 15 minutes prior to the start time to register, download and install any necessary audio software. For those unable to join for the live presentation, a replay of the webcast will also be available later that day accessible at MCB Quarterly Results Conference Call.

About Metropolitan Bank Holding Corp.

Metropolitan Bank Holding Corp. (NYSE: MCB) is the parent company of Metropolitan Commercial Bank (the “Bank”), a New York City based full-service commercial bank. The Bank provides a broad range of business, commercial and personal banking products and services to individuals, small businesses, private and public middle-market and corporate enterprises and institutions, municipalities, and local government entities.

Metropolitan Commercial Bank was named one of Newsweek’s Best Regional Banks and Credit Unions 2024. The Bank was ranked by Independent Community Bankers of America among the top ten successful loan producers for 2023 by loan category and asset size for commercial banks with more than $1 billion in assets. The Bank finished ninth in S&P Global Market Intelligence’s annual ranking of the best-performing community banks with assets between $3 billion and $10 billion for 2022 and eighth among top-performing community banks in the Northeast region for 2022. Kroll affirmed a BBB+ (investment grade) deposit rating on January 25, 2024.

The Bank is a New York State chartered commercial bank, a member of the Federal Reserve System and the Federal Deposit Insurance Corporation, and an equal housing lender.

For more information, please visit the Bank’s website at MCBankNY.com.

Forward-Looking Statement Disclaimer

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include but are not limited to the Company’s future financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “plan,” “continue” or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that are difficult to predict and are generally beyond our control and may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to the following: the interest rate policies of the Board of Governors of the Federal Reserve System; inflation; an unexpected deterioration in our loan or securities portfolios; changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio; further deterioration in the financial condition or stock prices of financial institutions generally; unexpected increases in our expenses; different than anticipated growth and our ability to manage our growth; the lingering effects of the COVID-19 pandemic on our business and results of operation; unanticipated regulatory action or changes in regulations; potential recessionary conditions; unanticipated volatility in deposits; unexpected increases in credit losses or in the level of delinquent, nonperforming, classified and criticized loans; our ability to absorb the amount of actual losses inherent in our existing loan portfolio; an unanticipated loss of key personnel or existing customers; competition from other institutions resulting in unanticipated changes in our loan or deposit rates; an unexpected adverse financial, regulatory or bankruptcy event experienced by our non-bank financial service partners; unanticipated increases in FDIC costs; changes in regulations, legislation or tax or accounting rules, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury; impacts related to or resulting from recent bank failures; an unexpected failure to successfully manage our credit risk and the sufficiency of our allowance, the credit and other risks from borrower and depositor concentrations (by geographic area and by industry); the current or anticipated impact of military conflict, terrorism or other geopolitical events; the costs, including possibly incurring fines, penalties or other negative effects (including reputational harm), of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions; a failure in or breach of the Company’s operational or security systems or infrastructure, including cyberattacks; the failure to maintain current technologies, or to implement new technologies; the failure to maintain effective internal controls over financial reporting; the failure to retain or attract employees; and unanticipated adverse changes in our customers’ economic conditions or general economic conditions, as well as those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q which have been filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Forward-looking statements speak only as of the date of this release. We do not undertake (and expressly disclaim) any obligation to update or revise any forward-looking statement, except as may be required by law.

Consolidated Balance Sheet (unaudited)

	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
(in thousands)	2024	2023	2023	2023	2023
Assets
Cash and due from banks	$34,037	$31,973	$36,438	$33,534	$32,525
Overnight deposits	500,366	237,492	140,929	168,242	266,978
Total cash and cash equivalents	534,403	269,465	177,367	201,776	299,503
Investment securities available-for-sale	497,789	461,207	429,850	426,068	444,169
Investment securities held-to-maturity	460,249	468,860	478,886	515,613	501,525
Equity investment securities, at fair value	2,115	2,123	2,015	2,066	2,087
Total securities	960,153	932,190	910,751	943,747	947,781
Other investments	32,669	38,966	35,015	28,040	27,099
Loans, net of deferred fees and unamortized costs	5,719,218	5,624,797	5,354,487	5,149,546	4,851,694
Allowance for credit losses	(58,538)	(57,965)	(52,298)	(51,650)	(47,752)
Net loans	5,660,680	5,566,832	5,302,189	5,097,896	4,803,942
Receivables from global payments business, net	93,852	87,648	79,892	84,919	83,787
Other assets	171,614	172,571	178,145	165,772	147,870
Total assets	$7,453,371	$7,067,672	$6,683,359	$6,522,150	$6,309,982

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$1,927,629	$1,837,874	$1,746,626	$1,730,380	$2,122,606
Interest-bearing deposits	4,309,913	3,899,418	3,774,963	3,558,185	3,009,182
Total deposits	6,237,542	5,737,292	5,521,589	5,288,565	5,131,788
Federal funds purchased	100,000	99,000	—	243,000	195,000
Federal Home Loan Bank of New York advances	300,000	440,000	355,000	200,000	200,000
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Secured borrowings	7,549	7,585	7,621	7,655	7,689
Prepaid third-party debit cardholder balances	18,685	10,178	10,297	10,772	11,102
Other liabilities	95,434	93,976	133,322	130,263	135,896
Total liabilities	6,779,830	6,408,651	6,048,449	5,900,875	5,702,095

Common stock	112	111	110	110	112
Additional paid in capital	393,341	395,871	393,544	392,742	394,124
Retained earnings	332,178	315,975	301,407	279,344	263,783
Accumulated other comprehensive gain (loss), net of tax effect	(52,090)	(52,936)	(60,151)	(50,921)	(50,132)
Total stockholders’ equity	673,541	659,021	634,910	621,275	607,887
Total liabilities and stockholders’ equity	$7,453,371	$7,067,672	$6,683,359	$6,522,150	$6,309,982

Consolidated Statement of Income (unaudited)

	Three months ended
	Mar. 31,	Dec. 31,	Mar. 31,
(dollars in thousands, except per share data)	2024	2023	2023
Total interest income	$112,335	$105,267	$83,263
Total interest expense	52,626	48,273	24,729
Net interest income	59,709	56,994	58,534
Provision for credit losses	528	6,541	646
Net interest income after provision for credit losses	59,181	50,453	57,888

Non-interest income
Service charges on deposit accounts	1,863	1,671	1,456
Global Payments Group revenue	4,069	4,177	4,850
Other income	1,072	713	668
Total non-interest income	7,004	6,561	6,974

Non-interest expense
Compensation and benefits	19,827	18,210	16,255
Bank premises and equipment	2,343	2,317	2,344
Professional fees	5,972	5,031	4,187
Technology costs	3,011	974	1,313
Licensing fees	3,276	3,638	2,662
FDIC assessments	2,925	2,639	2,814
Regulatory settlement reserve	—	—	(2,500)
Other expenses	4,546	4,338	3,950
Total non-interest expense	41,900	37,147	31,025

Net income before income tax expense	24,285	19,867	33,837
Income tax expense	8,082	5,299	8,761
Net income (loss)	$16,203	$14,568	$25,076

Earnings per common share:
Average common shares outstanding:
Basic	11,132,989	11,062,729	11,044,624
Diluted	11,132,989	11,366,463	11,103,008
Basic earnings (loss)	$1.46	$1.31	$2.26
Diluted earnings (loss)	$1.46	$1.28	$2.25

Loan Production, Asset Quality & Regulatory Capital

	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
	2024	2023	2023	2023	2023
LOAN PRODUCTION (in millions)	$269.6	$342.5	$333.5	$425.4	$265.4

ASSET QUALITY (in thousands)
Non-accrual loans:
Commercial real estate	$44,939	$44,939	$24,000	$24,000	$24,000
Commercial and industrial	6,989	6,934	6,934	—	—
Consumer	—	24	24	24	24
Total non-accrual loans	$51,928	$51,897	$30,958	$24,024	$24,024
Non-accrual loans to total loans	0.91%	0.92%	0.58%	0.47%	0.50%
Allowance for credit losses	$58,538	$57,965	$52,298	$51,650	$47,752
Allowance for credit losses to total loans	1.02%	1.03%	0.98%	1.00%	0.98%
Charge-offs	$(3)	$(946)	$(129)	$(44)	$(100)
Recoveries	$2	$—	$—	$—	$—
Net charge-offs/(recoveries) to average loans (annualized)	—%	0.07%	0.01%	—%	0.01%

REGULATORY CAPITAL
Tier 1 Leverage:
Metropolitan Bank Holding Corp.	10.3%	10.6%	10.7%	10.8%	10.8%
Metropolitan Commercial Bank	10.1%	10.3%	10.5%	10.5%	10.4%

Common Equity Tier 1 Risk-Based (CET1):
Metropolitan Bank Holding Corp.	11.6%	11.5%	11.8%	11.9%	12.3%
Metropolitan Commercial Bank	11.7%	11.6%	11.9%	11.9%	12.3%

Tier 1 Risk-Based:
Metropolitan Bank Holding Corp.	11.9%	11.9%	12.2%	12.2%	12.7%
Metropolitan Commercial Bank	11.7%	11.6%	11.9%	11.9%	12.3%

Total Risk-Based:
Metropolitan Bank Holding Corp.	12.9%	12.8%	13.1%	13.2%	13.6%
Metropolitan Commercial Bank	12.6%	12.5%	12.8%	12.9%	13.2%

Performance Measures

	Three months ended
	Mar. 31,	Dec. 31,	Mar. 31,
(dollars in thousands, except per share data)	2024	2023	2023
Net income per consolidated statements of income	$16,203	$14,568	$25,076
Less: Earnings allocated to participating securities	—	(78)	(84)
Net income (loss) available to common shareholders	$16,203	$14,490	$24,992

Per common share:
Basic earnings (loss)	$1.46	$1.31	$2.26
Diluted earnings (loss)	$1.46	$1.28	$2.25
Common shares outstanding:
Period end	11,191,958	11,062,729	11,211,274
Average fully diluted	11,132,989	11,366,463	11,103,008
Return on:(1)
Average total assets	0.91%	0.84%	1.64%
Average equity	9.8%	9.0%	17.2%
Average tangible common equity(2), (3)	9.9%	9.1%	17.4%
Yield on average earning assets(1)	6.40%	6.21%	5.51%
Total cost of deposits(1)	3.16%	2.98%	1.72%
Net interest spread(1)	1.77%	1.81%	2.25%
Net interest margin(1)	3.40%	3.36%	3.86%
Net charge-offs as % of average loans(1)	—%	0.07%	0.01%
Efficiency ratio(4)	62.8%	58.4%	47.4%

(1)Annualized

(2)Net income divided by average tangible common equity.

(3)Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 11.

(4)Total non-interest expense divided by total revenues.

Interest Margin Analysis

	Three months ended
	Mar. 31, 2024			Dec. 31, 2023			Mar. 31, 2023
	Average		Yield /	Average		Yield /	Average		Yield /
(dollars in thousands)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)
Assets:
Interest-earning assets:
Loans (2)	$5,696,841	$102,381	7.23%	$5,538,095	$97,897	7.01%	$4,838,336	$75,960	6.34%
Available-for-sale securities	565,292	2,957	2.10	532,970	2,430	1.82	530,503	2,106	1.59
Held-to-maturity securities	465,270	2,172	1.88	474,475	2,217	1.87	506,655	2,377	1.88
Equity investments	2,416	15	2.47	2,401	14	2.30	2,362	12	2.08
Overnight deposits	297,992	4,154	5.61	139,009	1,966	5.53	207,917	2,484	4.78
Other interest-earning assets	33,428	656	7.89	35,718	743	8.32	20,163	324	6.42
Total interest-earning assets	7,061,239	112,335	6.40	6,722,668	105,267	6.21	6,105,936	83,263	5.51
Non-interest-earning assets	183,046			192,237			152,302
Allowance for credit losses	(58,517)			(53,570)			(45,614)
Total assets	$7,185,768			$6,861,335			$6,212,624
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$4,099,466	46,611	4.57	$3,891,476	42,395	4.32	$2,840,271	22,030	3.15
Certificates of deposit	34,264	275	3.22	34,179	272	3.16	52,912	343	2.63
Total interest-bearing deposits	4,133,730	46,886	4.56	3,925,655	42,667	4.31	2,893,183	22,373	3.14
Borrowed funds	437,389	5,740	5.28	427,250	5,606	5.25	188,230	2,356	5.01
Total interest-bearing liabilities	4,571,119	52,626	4.63	4,352,905	48,273	4.40	3,081,413	24,729	3.26
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,835,368			1,748,178			2,390,840
Other non-interest-bearing liabilities	112,272			116,995			147,850
Total liabilities	6,518,759			6,218,078			5,620,103
Stockholders' equity	667,009			643,257			592,521
Total liabilities and equity	$7,185,768			$6,861,335			$6,212,624
Net interest income		$59,709			$56,994			$58,534
Net interest rate spread (3)			1.77%			1.81%			2.25%
Net interest margin (4)			3.40%			3.36%			3.86%
Total cost of deposits (5)			3.16%			2.98%			1.72%
Total cost of funds (6)			3.30%			3.14%			1.83%

(1)	Ratios are annualized.
(2)	Amount includes deferred loan fees and non-performing loans.
(3)	Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest-earning assets.
(4)	Determined by dividing annualized net interest income by total average interest-earning assets.
(5)	Determined by dividing annualized interest expense on deposits by total average interest-bearing and non-interest bearing deposits.
(6)	Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

Reconciliation of Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles (“GAAP”), this earnings release includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company’s operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the following tables:

	Quarterly Data
(dollars in thousands,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
except per share data)	2024	2023	2023	2023	2023
Average assets	$7,185,768	$6,861,335	$6,589,857	$6,354,597	$6,212,624
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible assets (non-GAAP)	$7,176,035	$6,851,602	$6,580,124	$6,344,864	$6,202,891

Average common equity	$667,009	$643,257	$631,205	$616,370	$592,521
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible common equity (non-GAAP)	$657,276	$633,524	$621,472	$606,637	$582,788

Total assets	$7,453,371	$7,067,672	$6,683,359	$6,522,150	$6,309,982
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible assets (non-GAAP)	$7,443,638	$7,057,939	$6,673,626	$6,512,417	$6,300,249

Common equity	$673,541	$659,021	$634,910	$621,275	$607,887
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible common equity (book value) (non-GAAP)	$663,808	$649,288	$625,177	$611,542	$598,154

Common shares outstanding	11,191,958	11,062,729	11,062,729	10,991,074	11,211,274
Book value per share (GAAP)	$60.18	$59.57	$57.39	$56.53	$54.22
Tangible book value per share (non-GAAP) (1)	$59.31	$58.69	$56.51	$55.64	$53.35

(1)	Tangible book value divided by common shares outstanding at period-end.

Explanatory Note

Some amounts presented within this document may not recalculate due to rounding.